Exhibit 99.1

Following Stockholder Approval, BIO-key Announces 1-for-18 Reverse Stock Split

to Regain Compliance with Nasdaq Minimum Bid Price Requirement

Wall, NJ – December 19, 2023 – BIO-key International, Inc. (Nasdaq: BKYI), an innovative provider of workforce and customer identity and access management (IAM) solutions featuring Identity-Bound Biometrics (IBB), today announced that it has approved a 1-for-18 reverse stock split that will become effective with the commencement of trading on December 21, 2023.

BIO-key stockholders approved a proposal last week to allow the Board to proceed with a reverse split to assist the Company in its effort to regain compliance with the minimum bid price requirement.

BIO-key had approximately 16.9 million shares of common stock issued and outstanding as of December 19, 2023. After giving effect to the 1-for-18 reverse stock split, BIO-key will have approximately 941,000 shares of common stock issued and outstanding.

BIO-key CEO Michael DePasquale commented, “We view our Nasdaq listing as an important stockholder and corporate asset. In order to regain compliance with Nasdaq’s $1 minimum closing bid price requirement, a reverse stock split was required. The Board’s decision to set the ratio at 1-for-18 was intended to position our common stock for ongoing minimum bid price compliance as we execute on our growth and profitability goals in 2024 and beyond.”

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over thirty-five million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy debt repayment obligations and working capital needs; our ability to continue as a going concern; our ability to regain compliance with the Nasdaq continued listing standards, market conditions and the impact of the reverse stock split on the trading price of our common stock; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of Swivel Secure into our business; fluctuations in foreign currency exchange rates; delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key:

Facebook – Corporate:        https://www.facebook.com/BIOkeyInternational/

LinkedIn – Corporate:         https://www.linkedin.com/company/bio-key-international

Twitter – Corporate:            @BIOkeyIntl

Twitter – Investors:             @BIO_keyIR

StockTwits:                           BIO_keyIR

Investor Contacts:

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com

212-924-9800